UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2022

New York City REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the board of directors of New York City REIT, Inc. (the “Company”) appointed Mr. Louis P. DiPalma to serve as a member of the board, effective December 14, 2022. Mr. DiPalma fills the vacancy created by the previously reported passing of Mr. Lee M. Elman.

Mr. DiPalma, age 61, is a member of the Rhode Island State Senate, to which he was first elected in 2008. During his tenure in the Rhode Island State Senate, Mr. DiPalma has served as the chair of the Senate Committee on Rules, Government Ethics and Oversight, first vice chair of the Senate Committee on Finance and as a member of the Senate Committee on Education. Mr. DiPalma is the Undersea Systems Chief Engineer at Raytheon Technologies Corporation where he has been employed since 1983 and has led teams of over one thousand engineers on engineering efforts associated with technical project planning, including budgeting, scheduling, fiscal analysis and reporting. He earned a Bachelor of Science degree in Computer Engineering from the University of Bridgeport in 1983 and a Masters in Computer Science from Brown University in 1989.

Our board of directors believes that Mr. DiPalma’s experience in leadership positions at Raytheon and his experience serving on multiple committees in the Rhode Island State Senate make him well qualified to serve on our board of directors.

The board determined that Mr. DiPalma is “independent” as defined under the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s corporate governance guidelines. The board appointed Mr. DiPalma to be chairman of the Company’s audit committee and designated him as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and required by the NYSE.

There are no family relationships between Mr. DiPalma and any director or executive officer of the Company, there are no arrangements or understandings between Mr. DiPalma and any other persons or entities pursuant to which Mr. DiPalma was appointed as a director of the Company, and there are no transactions involving Mr. DiPalma, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

Effective upon appointment, Mr. DiPalma became eligible to receive the standard compensation provided by the Company to its other non-employee directors, including a pro-rated annual retainer based on the date he joins the board, as most recently disclosed in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders filed with the SEC on April 15, 2022 (the “2022 Proxy Statement”). In addition, in connection with his appointment, Mr. DiPalma will enter into the Company’s standard indemnification agreement, as described in the Company’s 2022 Proxy Statement, and filed as Exhibit 10.10 of the Company’s annual report on Form 10-K filed with the SEC on March 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New York City REIT, Inc.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President and Secretary

Dated: December 19, 2022